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                                                              Exhibit (a)(26)

                               ING INVESTORS TRUST

                    AMENDMENT #26 TO THE AMENDED AND RESTATED
                       AGREEMENT AND DECLARATION OF TRUST

                          ABOLITION OF SERIES OF SHARES
                             OF BENEFICIAL INTEREST

     The undersigned, being a majority of the Trustees of ING Investors Trust, a Massachusetts business trust (the "Trust"), acting pursuant to Article VI,
Section 6.2 and Article XI, Sections 11.2 and 11.4 of the Trust's Amended and Restated Agreement and Declaration of Trust, dated February 26, 2002, as amended, hereby abolish the ING AIM Mid Cap Growth Portfolio, and the establishment and designation thereof, there being no shares of such series currently outstanding.


Dated:  JANUARY 3, 2006
        ---------------


/s/ John V. Boyer                               /s/ Jock Patton
-----------------                               ---------------
John V. Boyer, as Trustee                       Jock Patton, as Trustee


/s/ J. Michael Earley                           /s/ David W.C. Putnam
---------------------                           ----------------------
J. Michael Earley, as Trustee                   David W.C. Putnam, as Trustee


/s/ R. Barbara Gitenstein                       /s/ John G. Turner
-------------------------                       ------------------
R. Barbara Gitenstein, as Trustee               John G. Turner, as Trustee


/s/ Patrick W. Kenny                            /s/ Roger B. Vincent
--------------------                            --------------------
Patrick W. Kenny, as Trustee                    Roger B. Vincent, as Trustee


/s/ Walter H. May                               /s/ Richard A. Wedemeyer
-----------------                               ------------------------
Walter H. May, as Trustee                       Richard A. Wedemeyer, as Trustee


/s/ Thomas J. McInerney
-----------------------
Thomas J. McInerney, as Trustee